LI - AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement ("Amendment") is made this 8th day of July, 2026, between iQSTEL, Inc., a Nevada corporation (the "Company"), and Leandro Jose Iglesias ("Employee").

WHEREAS, the Company and Employee previously entered into an Employment Agreement dated May 2, 2019, as amended on November 1, 2020, February 29, 2024, and June 23, 2025 (collectively, the "Employment Agreement");

WHEREAS, the Board of Directors of the Company has approved certain amendments to the Employment Agreement as set forth in the Unanimous Written Consent of the Board of Directors dated July 7th, 2026 (the "Board Consent");

WHEREAS, the Company and Employee desire to amend the Employment Agreement in accordance with the Board Consent;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

A.     Capitalized terms not otherwise defined herein shall have the same meanings as in the Employment Agreement.

B.     Schedule A of the Employment Agreement is hereby amended as follows:

1.        Base Salary (Effective Immediately)

Paragraph 1 of Schedule A is deleted in its entirety and replaced with the following:

"1. As full consideration for performance of the services by the Employee, the Company shall pay the Employee $37,800 per month ($453,600 per year). The monthly amount will be paid to Employee once a month on the 5th of each month. The Company shall deduct or withhold any and all federal income and social security taxes and state and local taxes required by law, if applicable. This base salary includes the $6,800 monthly Cyprus relocation allowance previously approved by the Board of Directors."

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2.         Annual Performance Bonus Payment Timing (Effective Immediately)

The payment timing provisions applicable to the annual performance bonuses described in paragraphs 2 and 3 of Schedule A are hereby amended to provide that any such bonus may be paid at any time beginning fifteen (15) days following the filing of the Company's Annual Report on Form 10-K with the SEC.

3.         Annual Equity Performance Incentive (Effective Only Upon Shareholder Approval)

Paragraph 4 of Schedule A (or the corresponding equity incentive provision, however numbered) is deleted in its entirety and replaced with the following:

"Employee shall receive an annual equity performance incentive bonus of up to 50,000 Series B Preferred Shares of the Company for services rendered under this Agreement. Such shares may be issued at any time beginning fifteen (15) days following the filing of the Company's Annual Report on Form 10-K with the SEC. The specific number of shares to be awarded in any year and any performance conditions shall be as determined and approved by the Board of Directors."

C.     In all other respects, the remaining terms, covenants, conditions, and provisions of the Employment Agreement (as previously amended) shall continue in full force and effect.

D.     Effectiveness of Equity Amendments. Notwithstanding anything to the contrary in this Amendment, the amendments set forth in Section B.3 above (relating to the Annual Equity Performance Incentive and the replacement of the prior common stock equity bonus with Series B Preferred Shares) shall not become effective, and no shares shall be issued or become issuable thereunder (including the FY-2025 grants of 20,000 Series B Preferred Shares approved by the Board), until the Company obtains the requisite shareholder approval under NASDAQ Listing Rule 5635(c). Upon receipt of such shareholder approval, the amendments in Section B.3 shall become effective automatically without further action by the parties. All other amendments in this Amendment shall become effective immediately upon execution of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

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Electronic Signatures

/s/ Leandro Jose Iglesias	/s/ Alvaro Quintana Cardona
(digital representation of the signature)	(digital representation of the signature)

Leandro Jose Iglesias	Alvaro Quinatana Cardona
Employee	CFO - IQSTEL
Email: XXXXX@iqstel.com	Email: XXXXX@iqstel.com
July 08, 2026 14:35	July 08,2026 14:40

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